Kenne Ruan, CPA, P.C.	Phone: (203) 824-0441 Fax: (203) 413-6486
40 Hemlock Hollow Road, Woodbridge, CT 06525	kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form S-1 of Xtreme Care Ambulance Inc of our report dated July 9, 2012, relating to the financial statements of the period from May 28, 2010 (inception) to December 31, 2011.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

November 12, 2012